Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Radian Group Inc.’s Registration Statement on Form S-8 (Registration No. 333-152624) (the “Initial Registration Statement”), Registration Statement on Form S-8 (Registration No. 333-160266) (the “Second Registration Statement”), Registration Statement on Form S-8 (Registration No. 333-167009) (the “Third Registration Statement”) and Registration Statement on Form S-8 (Registration No. 333-174428) (the “Fourth Registration Statement,” and together with the Initial Registration Statement, the Second Registration Statement and the Third Registration Statement, the “Registration Statements”) of our report dated February 27, 2017 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in Radian Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

May 10, 2017